                                                                   EXHIBIT 10.16

                                MERGER AGREEMENT

     THIS MERGER AGREEMENT (together with the Exhibits and Schedules hereto, the "Agreement"), dated July 27, 1999, is entered into by and among SciQuest.com, Inc., a Delaware corporation ("Buyer"), SciQuest Merger Subsidiary, Inc., a Delaware corporation and a wholly-owned subsidiary of Buyer ("SciQuest Sub"), Internet Auctioneers International, Inc., a California corporation ("IAI"), and Mark Atlas (the "Founding Stockholder").

     WHEREAS, this Agreement contemplates the merger of SciQuest Sub with and into IAI, with IAI surviving the merger as a wholly-owned subsidiary of Buyer (the "Merger"); and

     WHEREAS, in the Merger, the stockholders of IAI will receive shares of Series E Convertible Preferred Stock, par value $0.001 per share, of Buyer (the "Buyer Preferred Stock") in exchange for their capital stock of IAI; and

     WHEREAS, this transaction is intended by the parties to be a reorganization within the meaning of Section 368 of the Internal Revenue Code of 1986, as amended (the "Code").

     NOW, THEREFORE, in consideration of the foregoing and the respective representations, warranties, covenants and agreements hereinafter set forth, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:


                                   ARTICLE I
                                  THE MERGER

     1.1  The Merger. At the Effective Time, SciQuest Sub shall merge with and
          ----------
into IAI through the filing of a Certificate of Merger with the Office of the Secretary of State of the State of Delaware, in accordance with the applicable provisions of the Delaware General Corporation Law, and an Agreement of Merger and related Certificates of Approval of Agreement of Merger with the Office of the Secretary of State of the State of California, in accordance with the applicable provisions of the General Corporation Law of the State of California (the "California Corporation Law") (the time of the later of such filings (collectively, the "Merger Filings") is hereinafter referred to as the "Effective Time"). From and after the Effective Time, the separate existence of SciQuest Sub shall cease and IAI shall continue as the surviving corporation (the "Surviving Corporation").

     1.2  The Closing.  The closing of the Merger (the "Closing") shall take
          -----------
place at the offices of Hutchison & Mason PLLC in Raleigh, North Carolina, immediately prior to the filing of the Merger Filings. The Closing shall take place within five (5) business days after the approval of the Merger by the stockholders of IAI, or on such other date as the parties may agree (the "Closing Date"). At the Closing, each party shall execute and deliver to the other all such agreements, documents, and instruments as may be required or contemplated by this Agreement or as may be reasonably requested by any party to effect and evidence the consummation of the Merger, all of which shall be in a form and substance reasonably satisfactory to the other parties.

     1.3  Conversion of IAI Stock; Exchange Ratio.
          ---------------------------------------

          (a) At the Effective Time, by virtue of the Merger and without any action on the part of Buyer, SciQuest Sub, IAI or their respective stockholders, each share of the capital stock of IAI issued and outstanding immediately prior to the Effective Time (the "IAI Shares") shall be canceled and converted automatically into the right to receive a number of unregistered shares of Buyer Preferred Stock equal to the Exchange Ratio (as defined in Section 1.3(b) hereof).

          (b) The Merger Shares (as defined below) shall constitute all of the consideration (the "Merger Consideration") to be issued to the stockholders of IAI (collectively with the Founding Stockholder, the "Stockholders") or any other person in respect of the shares of capital stock of IAI. The Merger Consideration shall consist of 115,000 shares of Buyer Preferred Stock (the "Merger Shares"). The Merger Consideration shall be allocated among the Stockholders by multiplying the number of IAI shares held by each such Stockholder immediately prior to the Effective Time by the Exchange Ratio. The "Exchange Ratio" means the quotient obtained by dividing the aggregate number of Merger Shares delivered as the Merger Consideration by the number of IAI shares outstanding immediately prior to the Effective Time. Such number of shares is set forth for each Stockholder on Schedule 1.3 attached hereto, which schedule
                                  ------------
also sets forth the number of whole shares of Buyer Preferred Stock to be received by each Stockholder. For purposes of this Agreement, the Exchange Ratio is 0.030384696.

          (c) No fractional shares will be issued as Merger Consideration. Any Stockholder entitled to receive a fractional share but for the preceding sentence will, in lieu of such fractional share, receive cash representing such fractional portion of a full share of Buyer Preferred Stock. The cash payments due to each Stockholder, if any, in respect of fractional shares are set forth on Schedule 1.3.
   ------------

     1.4  Surrender of Certificates for IAI Stock.  At the Closing, each
          ---------------------------------------
Stockholder shall deliver to Buyer certificates evidencing all of the IAI Shares owned by such Stockholder in exchange for certificates representing the shares of Buyer Preferred Stock to be delivered to such Stockholder in exchange therefor pursuant to Section 1.3 hereof, subject to the provisions of Section
1.5 hereof and the escrows required by Section 1.8 hereof.

     1.5  Delivery of Merger Consideration.  Each Stockholder shall be entitled
          --------------------------------
to receive at the Effective Time a number of shares of Buyer Preferred Stock equal to 90% of the Merger Consideration that such Stockholder is entitled to receive pursuant to Section 1.3 hereof, and the balance of the Merger Consideration that such Stockholder is entitled to receive pursuant to Section
1.3 hereof shall be deposited into escrow pursuant to Section 1.8(a) hereof.

     1.6  Dissenting Shares.
          -----------------

          (a) For purposes of this Agreement, "Dissenting Shares" means IAI Shares held as of the Effective Time by a Stockholder who has not voted such Shares in favor of the adoption of this Agreement and the Merger and with respect to which appraisal shall have been duly demanded and perfected, and not effectively withdrawn or forfeited, in accordance with the applicable provisions of the California Corporation Law. Dissenting Shares shall not be converted into or represent the right to receive the Merger Consideration, unless the Stockholder holding such Dissenting Shares shall have forfeited such Stockholder's right to appraisal under the California Corporation Law or withdrawn such Stockholder's demand for appraisal. If such Stockholder has so forfeited or withdrawn such Stockholder's right to appraisal of Dissenting Shares, then, (i) as of the occurrence of such event, such Stockholder's Dissenting Shares shall cease to be Dissenting Shares and shall be converted into and represent the right to receive the Merger Consideration payable in respect of such IAI Shares pursuant to Section 1.3 hereof, and (ii) promptly following the occurrence of such event, the Buyer or the Surviving Corporation shall deliver to such Stockholder shares of Buyer Preferred Stock representing 90% of the Merger Consideration to which such Stockholder is entitled pursuant to Section 1.3 hereof and shall deposit with the Escrow Agent (as defined below) shares of Buyer Preferred Stock representing the balance of the Merger Consideration to which such Stockholder is entitled pursuant to Section 1.3 hereof.

          (b) IAI shall give the Buyer (i) prompt notice of any written demands for appraisal of any Shares, withdrawals of such demands, and any other instruments that relate to such demands received by IAI and (ii) the opportunity to direct all negotiations and proceedings with respect to demands for appraisal under the California Corporation Law. IAI shall not, except with the prior written consent of the Buyer, make any payment with respect to any demands for appraisal of Shares or offer to settle or settle any such demands.

     1.7  Options and Warrants.
          --------------------

          (a) At the Effective Time, (i) each outstanding option to acquire shares of capital stock of IAI (individually, an "Option" and collectively, the "Options") shall be cancelled and terminated; (ii) all outstanding warrants to acquire shares of capital stock of IAI (the "Warrants") shall be cancelled and terminated; and (iii) all other rights to acquire shares of capital stock of IAI shall be terminated.

          (b) Immediately prior to the Effective Time, IAI shall terminate all stock option plans and other stock or equity-related plans of IAI (the "Stock Plans").

     1.8  Escrow.
          ------

          (a) As of the Effective Time, the Buyer or SciQuest Sub shall deposit with the Escrow Agent a number of shares of Buyer Preferred Stock equal to 10% of the total number of shares of Buyer Preferred Stock constituting the Merger Consideration, as described in Section 1.3 hereof, subject to Section 1.6(a) hereof and including any amounts to be deposited into escrow pursuant to the last sentence of Section 1.6(a) (collectively, the "Indemnification Escrowed Shares"), for the purpose of securing the indemnification obligations of the Stockholders (including the Founding Stockholder) set forth in Article VII of this Agreement.

The number of shares of Buyer Preferred Stock to be placed in the Indemnification Escrow for each Stockholder is set forth on Schedule 1.3. The
                                                            ------------
Indemnification Escrowed Shares shall be held by the Escrow Agent under and pursuant to the terms of an escrow agreement, in the form of Exhibit A attached
                                                             ---------
hereto, by and among the Buyer, the Escrow Agent, the Indemnification Representative (each as defined herein) and each of the Stockholders (the "Escrow Agreement"). The Indemnification Escrowed Shares shall remain in escrow (the "Indemnification Escrow") following the Effective Time, in accordance with the terms of the Escrow Agreement, in order to secure the Stockholders' indemnification obligations under Article VII hereof. During such period, all cash dividends, if any, paid with respect to the Indemnification Escrowed Shares shall be the property of, and shall be delivered to, the Stockholders, each in accordance with their respective ownership interests, and each of the Stockholders shall have the sole power to exercise all voting rights pertaining to their pro rata portion of Indemnification Escrowed Shares. All shares issued in respect of the Indemnification Escrowed Shares (including, without limitation, shares issued in connection with stock dividends, stock splits, recapitalizations, reorganizations or similar transactions affecting the Buyer Preferred Stock) shall, upon issuance, be deposited in the Indemnification Escrow, held subject to the terms and conditions of the Escrow Agreement and treated for all purposes as Indemnification Escrowed Shares.

          (b) The adoption of this Agreement and the approval of the Merger by the Stockholders shall constitute full approval by the Stockholders of the Escrow Agreement and the appointment of Centura Bank as the escrow agent under the Escrow Agreement (the "Escrow Agent") and of all of the arrangements relating thereto, including, without limitation, the indemnification provisions and obligations set forth in Article VII of this Agreement, the placement in escrow of the Indemnification Escrowed Shares, and the appointment of Glen Haubl to serve as the Indemnification Representative (the "Indemnification Representative") to act as the representative of the Stockholders for purposes of the Escrow Agreement and this Agreement.

     1.9  Legend.  Each certificate of the Buyer Preferred Stock issued in
          ------
connection with the Merger will bear a legend to evidence restrictions upon its transferability by virtue of the requirements of the Securities Act of 1933, as amended (the "Securities Act") and state securities laws. The legend shall read substantially as follows:

          THE SHARES OF STOCK EVIDENCED BY THIS CERTIFICATE HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE "SECURITIES ACT"), AND MAY NOT BE SOLD, OFFERED FOR SALE, ASSIGNED, MORTGAGED, PLEDGED, HYPOTHECATED OR OTHERWISE TRANSFERRED WITHOUT AN EFFECTIVE REGISTRATION STATEMENT UNDER THE SECURITIES ACT AND ALL APPLICABLE STATE SECURITIES LAWS COVERING SUCH SHARES, COMPLIANCE WITH AN EXEMPTION FROM SUCH REGISTRATION OR AN OPINION OF COUNSEL SATISFACTORY TO THE COMPANY THAT SUCH REGISTRATION IS NOT REQUIRED.

     1.10 Conversion of Subsidiary Stock.  At the Effective Time, by virtue of
          ------------------------------
the Merger and without any action on the part of the Buyer, SciQuest Sub, IAI or their respective stockholders, each share of Common Stock, having a par value per share of $0.001, of SciQuest Sub issued and outstanding immediately prior to the Effective Time shall be converted into and exchanged for one validly issued, fully paid and nonassessable share of common stock of the Surviving Corporation, and, upon surrender of the certificate(s) representing such shares of SciQuest Sub Common Stock, the Surviving Corporation shall promptly issue to the owner thereof a certificate representing the share of Common Stock of the Surviving Corporation into which it has been converted. Such share shall be the only issued and outstanding capital stock of the Surviving Corporation and shall be owned by the Buyer.

     1.11  Certificate of Incorporation.  After the Effective Time, the Articles
           ----------------------------
of Incorporation of IAI as in effect immediately prior to the Effective Time shall be the Articles of Incorporation of the Surviving Corporation until amended in accordance with applicable law.

     1.12  Bylaws.  After the Effective Time, the Bylaws of IAI as in effect
           ------
immediately prior to the Effective Time shall be the Bylaws of the Surviving Corporation until amended or repealed in accordance with the provisions thereof and applicable law.

     1.13  Directors and Officers.  Immediately after the Effective Time, the
           ----------------------
directors and officers of SciQuest Sub immediately prior to the Effective Time shall be the directors and officers of the Surviving Corporation and shall serve in such capacities until their respective successors are duly elected and qualified.

     1.14  No Further Rights.  As of the Effective Time, the Stockholders shall
           -----------------
cease to have any rights as stockholders of IAI.


                                   ARTICLE II
                     REPRESENTATIONS AND WARRANTIES OF IAI
                          AND THE FOUNDING STOCKHOLDER

     IAI and the Founding Stockholder, jointly and severally, represent and warrant to Buyer as follows:

     2.1  Organization and Good Standing.  IAI is a corporation duly organized,
          ------------------------------
validly existing and in good standing under the laws of the State of California. IAI has all requisite power and authority to own, operate and/or license and lease the IAI Assets (as defined below) and the other properties owned or used in its business license or (including, without limitation, intangible property) (collectively with the IAI Assets, the "IAI Business Assets") and to conduct the operations of its business as presently conducted. IAI is duly qualified to do business as a foreign corporation and is in good standing in the jurisdictions listed on Schedule 2.1, which are all the jurisdictions in which it is required
          ------------
to be so qualified other than such jurisdictions where the failure to be so qualified would not have a Material Adverse Effect (as defined in Section 2.4) on IAI.

     2.2  Authority.  IAI has all requisite power and authority to execute and
          ---------
deliver this Agreement and the other documents, certificates and instruments contemplated hereby

(collectively with the Merger Agreement, the "Transaction Documents") to which it is a party and to perform the transactions contemplated hereby and thereby. The execution, delivery and performance of the Transaction Documents to which IAI is a party, and the consummation of the transactions contemplated thereby, have been duly and validly authorized by all necessary corporate and stockholder action. The Founding Stockholder has all requisite power and authority to execute and deliver the Transaction Documents to which he is a party, to perform his obligations thereunder, and to consummate the transactions contemplated by the Transaction Documents. The Founding Stockholder has all requisite power and authority to vote the outstanding shares of IAI Common Stock held by the Founding Stockholder to approve this Agreement and the transactions contemplated hereby and in the Transaction Documents and the transactions contemplated hereby and thereby in compliance with all applicable laws and the Articles and Bylaws of IAI. Each of the Transaction Documents to which IAI or the Founding Stockholder is a party has been duly executed and delivered by IAI and the Founding Stockholder and constitutes a valid and binding obligation of each of IAI and the Founding Stockholder, enforceable against them in accordance with its terms, except as such enforceability may be limited by bankruptcy, insolvency, fraudulent conveyance, reorganization, moratorium or other similar laws now or hereafter in effect relating to creditors' rights and by general equitable principles (regardless of whether enforceability is considered in a proceeding in equity or at law).

     2.3  Capitalization.  The authorized capital stock of IAI consists of (a)
          --------------
10,000,000 shares of common stock (the "IAI Common Stock"), of which 3,784,800 shares are issued and outstanding and no shares are held in the treasury of IAI, and (b) 400,000 shares of IAI Common Stock are reserved for issuance upon exercise of Warrants and Options for the purchase of the IAI Common Stock. No class or series of preferred stock is authorized or outstanding. Schedule 2.3
                                                                  ------------
sets forth a complete and accurate list of (i) all stockholders of IAI, indicating the number of shares held by each stockholder, (ii) all holders of Options and Warrants and other rights to acquire shares of capital stock of IAI ("Rights"), including the number of shares subject to each Option, Warrant and Right, and (iii) all of the Stock Plans. All of the issued and outstanding shares of IAI Common Stock are, and all shares that may be issued prior to the Effective Time upon exercise of Options, Warrants and Rights will be, duly authorized, validly issued, fully paid, nonassessable and free of all preemptive rights. There are no outstanding or authorized options, warrants, rights, agreements or commitments to which IAI or the Founding Stockholder is a party or which are binding upon IAI or the Founding Stockholder providing for the issuance, disposition or acquisition of any of IAI's capital stock, other than as listed in Schedule 2.3. There are no plans providing for stock options or
             ------------
similar rights other than the Stock Plans listed in Schedule 2.3.  There are no
                                                    ------------
outstanding or authorized stock appreciation, phantom stock or similar rights with respect to the capital stock of IAI. There are no agreements, voting trusts, proxies or understandings with respect to the voting, or registration under the Securities Act, of any shares of IAI other than as listed in Schedule
                                                                       --------
2.3.  All of the IAI Shares, and the outstanding Options, Warrants and Rights
---
were issued in compliance with applicable federal and state securities laws.

     2.4  Effect of Agreement.  Except as disclosed on Schedule 2.4, the
          -------------------                          ------------
execution, delivery and performance of the Transaction Documents to which IAI is a party do not and will not: (a) conflict with the [Certificate] of Incorporation or Bylaws of IAI; (b) violate any law or any rule or regulation of any governmental body or administrative agency, or conflict with any judicial or administrative order or decree relating to IAI or the IAI Business Assets, except for any such violations or conflicts which would not, individually or in the aggregate, have a material adverse effect on the business, IAI Business Assets, liabilities, results of operations or condition (financial or otherwise) (a "Material Adverse Effect") of IAI or impair the ability of IAI or the Founding Stockholder to consummate the transactions contemplated by this Agreement; (c) constitute a breach or default under any of the IAI Contracts (as defined below); (d) create any security interest, mortgage, lien, claim, or encumbrance of any kind on any of the IAI Business Assets; or (e) except for the filing of an Agreement of Merger and related Certificates of Approval of Agreement of Merger with the Secretary of State of the State of California and a Certificate of Merger with the Secretary of State of the State of Delaware, require any consent, notice to or filing with any governmental authority or administrative agency or any third party on behalf of IAI or the Founding Stockholder. The matters described on Schedule 2.4 are
                                                          ------------
referred to as the "IAI Required Consents."

     2.5  Financials; Books.  Attached hereto as Schedule 2.5 are true and
          -----------------                      ------------
complete copies of the unaudited balance sheet (including detailed schedules of all accounts thereon), statements of operations, changes in stockholders' equity and cash flows for the fiscal years ended December 31, 1997 and December 31, 1998, and the unaudited balance sheet (including detailed schedules of all accounts thereon) and statements of operations, changes in stockholders' equity and cash flows for the six month period ended June 30, 1999 (collectively, the "IAI Financial Statements"). The Financial Statements (a) are true, complete and correct in all material respects; (b) are in accordance with the books and records of IAI; and (c) present fairly, in all material respects, the assets, liabilities and financial condition of IAI as of the respective dates thereof, and the results of operations for the periods then ending applied on a consistent basis throughout the periods involved. IAI has no liability or obligation that is not reflected or reserved against on the balance sheet for the twelve months ending December 31, 1998 (the "IAI Balance Sheet"), except for those that are not required by generally accepted accounting principles to be included therein or those that have been incurred in the ordinary course of business since the date of the IAI Balance Sheet (none of which may reasonably be expected to have a Material Adverse Effect on IAI). The books and records of IAI are true, accurate and complete in all material respects and have been maintained on a consistent basis.

     2.6  Title to and Sufficiency of Assets and other Property. Set forth on
          -----------------------------------------------------
Schedule 2.6 is a true and complete list of all material inventory, machinery,
------------
equipment, furniture, office equipment, supplies, materials, vehicles and other material items of tangible personal property of every kind owned by IAI and used in connection with its business (the "IAI Assets"). IAI has good and marketable title to all of the IAI Business Assets, free and clear of all security interests, mortgages, liens, claims and encumbrances of every kind except for liens for current taxes not yet due and payable and as disclosed on Schedule
                                                                    --------
2.6.  The IAI Business Assets constitute all of the assets of any nature
---
required to operate IAI's business in the manner presently operated by IAI. The IAI Assets (a) are in good operating order, condition and repair (ordinary wear and tear excepted), (b) are suitable for use in the ordinary course of business of IAI's business and (c) are free from material defects.

     2.7  Real Property.  IAI neither owns nor leases any real property.
          -------------

     2.8  Contracts and Leases.  Schedule 2.8 lists all contracts, commitments,
          --------------------   ------------
agreements, understandings, obligations, whether written or oral (including, without limitation, agreements for the borrowing of money or the extension of credit that involve a commitment or expenditure by, or revenue to, IAI in excess of $1,000.00, and agreements with employees, consultants and other contractors), leases (including, without limitation, leases for the IAI Leased Real Property) and licenses, whether written or oral, to which IAI or the Founding Stockholder (on behalf of IAI) is party or by which IAI or the IAI Business Assets or the Founding Stockholder (on behalf of IAI) is bound (collectively, the "IAI Contracts"). Each of the IAI Contracts is valid, binding and enforceable in accordance with its terms and is in full force and effect, except as such enforceability may be limited by bankruptcy, insolvency, fraudulent conveyance, reorganization, moratorium or other similar laws now or hereafter in effect relating to creditors' rights and by general equitable principles (regardless of whether enforceability is considered in a proceeding in equity or at law).
There are no existing defaults on the part of IAI or, to the knowledge of IAI and the Founding Stockholder, any other party to the IAI Contracts, and, to the knowledge of IAI and the Founding Stockholder, no events or circumstances have occurred which, with or without notice or lapse of time or both, would constitute defaults under any of the IAI Contracts. The execution, delivery and performance of the Transaction Documents do not and will not, with respect to any IAI Contract, (a) constitute a default or accelerate the obligations thereunder, (b) require the consent of any person or party, except for the IAI Required Consents, or (c) affect the enforceability or validity thereof or the terms thereof.

     2.9  Receivables.  Attached hereto as Schedule 2.9 hereto is a true,
          -----------
complete and accurate detailed listing of all accounts receivable of IAI (the "IAI Receivables"). The IAI Receivables are, and will be at the Effective Time, legal, valid and binding obligations and arose in the ordinary course of business. To the best of IAI's and the Founding Stockholder's knowledge, the IAI Receivables are not subject to any counterclaim, set off, defense, security interest, claim or encumbrance. IAI has made available to Buyer complete and correct copies of all instruments, documents and agreements evidencing such IAI Receivables, including, without limitation, an aging schedule related to the IAI Receivables.

     2.10  Intellectual Property.
           ---------------------

           (a) Intellectual Property Rights. Schedule 2.10(a) hereto sets forth
               ----------------------------  ----------------
a complete and correct list of (i) all patents (the "IAI Patents"), trademarks, trade names (including all federal and state registrations pertaining thereto, or applications for such registrations and a description of the status of such applications), proprietary databases and registered copyrights owned by IAI (collectively with all unregistered copyrights, the "IAI Proprietary Intellectual Property") and (ii) all patents, trademarks, trade names, copyrights, technology and processes used by IAI in its businesses which are material to its business and are used pursuant to a license or other right granted by a third party, and all agreements related thereto (collectively, the "IAI Licensed Intellectual Property", and together with the IAI Proprietary Intellectual Property referred to as "IAI Intellectual Property"). Each of the federal, state and other governmental registrations with any country pertaining to the IAI Proprietary Intellectual Property is valid and in full force and effect. IAI owns, or has the right to use pursuant to valid and effective agreements, all IAI Intellectual Property, and the consummation of the transactions contemplated hereby will not materially adversely alter or impair any such rights. No claims are pending against IAI by any person with respect to the use of any IAI Intellectual Property or challenging or questioning the validity or effectiveness of any license or agreement relating to the same that would be likely to have a Material Adverse Effect on IAI, and, to the knowledge of IAI and the Founding Stockholder, the current use by IAI of the Intellectual Property does not in any material respect infringe upon the rights of any third party. Schedule 2.10(a)
                                                              ----------------
sets forth a list of all jurisdictions in which IAI is operating under a trade name, and each jurisdiction in which any such trade name is registered. No IAI Patent has been or is now involved in any interference, reissue, reexamination or opposition proceeding of which IAI has received notice, nor is IAI aware of any potentially interfering patent or patent application of any third party. To the knowledge of IAI, no person or entity is presently selling or marketing a product which is covered by the Patents, and, to the knowledge of IAI, the Patents have not been challenged or threatened in any way. No current or former IAI employee is named as an inventor on any pending patent application. All of the IAI Patents are currently in compliance with formal legal requirements (including payment of filing, examination and maintenance fees and proofs of working or use) and to the knowledge of IAI, there is no currently existing circumstance which would render the IAI Patents invalid or unenforceable, and they are not subject to any maintenance fees or taxes or actions falling due within ninety days after the date of Closing.

          (b) IAI Computer Software and Hardware.
              ----------------------------------

              (i)  Schedule 2.10(b) hereto sets forth a true and complete list
                   ----------------
of: (a) all software and associated documentation owned by or developed by or for IAI material to the business of IAI (such items set forth on Schedule
                                                                 --------
2.10(b) are hereinafter referred to as the "IAI Proprietary Software"); (b) all
-------
software (other than the IAI Proprietary Software and "shrink-wrap" software) used by IAI or its employees in connection with the business of IAI (the "IAI Licensed Software" and together with the IAI Proprietary Software, the "IAI Software"). IAI has all rights that are necessary or appropriate to distribute, license or sublicense the IAI Software to third parties and to appoint others to do any of the foregoing to the extent that distribution, licensing or sublicensing of such software is necessary to the conduct of business of IAI. IAI has or has the right to use all technical and descriptive materials to run its business in accordance with its historical practices, except as would not have a Material Adverse Effect on IAI. The IAI Proprietary Software consists of:
(a) source and object code embodied in magnetic media; and (b) all Proprietary development and procedural tools, documentation and manuals necessary to maintain, enhance, develop derivative works, support and service the IAI Proprietary Software in accordance with historical practice, including licenses to use compilers, assemblers, libraries and other aids.

              (ii) Except as disclosed on Schedule 2.10(b), IAI has sole and
                                          ----------------
exclusive rights, title and interest in and to all intellectual property rights in the IAI Proprietary Software, including all worldwide copyrights, trade secrets, trademarks, moral rights and proprietary and confidential information rights therein. The IAI Proprietary Software is free and clear of all liens, claims and encumbrances. The use by IAI of the IAI Licensed Software and the use and distribution of the IAI Proprietary Software in the manner currently used and distributed by IAI complies with the terms of all contracts and agreements to which IAI is a party or by which it is bound and is in compliance with all applicable laws, regulations and codes of any foreign, U.S., state or local authority, including without limitation, all U.S. Export Administration Regulations, except where such failure to comply would not have a Material

Adverse Effect. IAI has been granted under the license agreements relating to the IAI Licensed Software (the "IAI License Agreements") valid and subsisting license rights with respect to all software comprising the IAI Licensed Software and such rights are sufficient in all respects to conduct the business of IAI as presently conducted and as currently proposed to be conducted. IAI is in compliance with each of the terms and conditions of each of the IAI License Agreements except to the extent failure to so comply, individually or in the aggregate, would not have a Material Adverse Effect on IAI. Except at disclosed on Schedule 2.10(b), in the case of any commercially available "shrink-wrap"
   ----------------
software programs (such as Lotus 1-2-3 or Microsoft Word), IAI has not made and is not, to the knowledge of IAI and the Founding Stockholder, using any unauthorized copies of any such software programs and, to the knowledge of IAI, none of the employees, agents or representatives of IAI have made or are using any such unauthorized copies, except as would not have a Material Adverse Effect on IAI.

              (iii) To the best of IAI's and the Founding Stockholder's knowledge, the IAI Proprietary Software and such of the IAI Licensed Software as is bundled with or is otherwise an integral part of the IAI Proprietary Software does not infringe the patent, copyright or trade secret rights or any other intellectual property right of any third party which may exist anywhere in the world.

              (iv) IAI has not granted rights in the IAI Software to any third party other than as set forth on Schedule 2.10(b).
                                 ----------------

              (v)   Except as disclosed on Schedule 2.10(b), there have been no
                                           ----------------
problems experienced by IAI in the past twelve (12) months with respect to the IAI Software, the related computer hardware used by IAI in its operations or the provision of services to IAI clients which have arisen outside the ordinary course of business and would have a Material Adverse Effect on IAI.

              (vi)  Except as disclosed on Schedule 2.10(b), the IAI
                                           ----------------
Proprietary Software is, and such of the IAI Licensed Software as is bundled with or is otherwise an integral part of the IAI Proprietary Software (to the knowledge of IAI and the Founding Stockholder, after due inquiry of the licensors of such IAI Licensed Software) is, "Millennium Compliant" (defined below). For the purposes of this Agreement, "Millennium Compliant" means that such software accurately accepts and processes date/time data (including, but not limited to, calculating, comparing, sorting and sequencing) ("Processes") and returns and displays date/time data in a consistent manner and without interruption regardless of dates used, whether before, on or after January 1, 2000, and regardless of the date in time which such Processes are performed, and such software accurately processes all leap year calculations, including without limitation recognizing the year 2000 as a leap year.

              (vii) Prior to any export or re-export either directly or indirectly by IAI of any software or other technical data, IAI has first obtained the written approval or required export license for such export or re-export from the United States Department of Commerce or any other agency of the U.S. Government having jurisdiction over such export or re-export unless the export or re-export of software or other technical data is covered by a license exemption.

     2.11  Litigation. There are no claims, actions, suits or investigations
           ----------
pending, or to the knowledge of IAI and the Founding Stockholder, threatened, against IAI or its business or affecting the IAI Business Assets or against the Founding Stockholder.

     2.12  Compliance with Laws; Permits. There is not outstanding or, to the
           -----------------------------
knowledge of IAI and the Founding Stockholder, threatened, any order or decree of any court, governmental agency or arbitration tribunal against or involving IAI or its business or the IAI Business Assets. IAI is currently, and has been at all times, in full compliance with all laws, rules, regulations and licensing requirements of all federal, state, local and, to the best knowledge of IAI and the Founding Stockholder, foreign authorities applicable to the IAI Business Assets and operations of its business, except for failures to comply which would not, individually or in the aggregate, have a Material Adverse Effect on IAI. IAI has obtained all permits, certificates and licenses required for the conduct of its business and the ownership of the IAI Business Assets, all of which are described on Schedule 2.12 (the "IAI Permits"). IAI is not in violation of any
             -------------
of the IAI Permits, and no proceedings are pending or, to the knowledge of IAI and the Founding Stockholder, threatened to revoke or limit any IAI Permit.

     2.13  Taxes.
           -----

           (a) IAI has properly completed and timely filed all federal, state, local and foreign tax returns and reports required to be filed by it (the "Tax Returns"). All Tax Returns are accurate, complete and correct as filed, and IAI has paid in full or made adequate provision in the IAI Financial Statements for all amounts shown to be due thereon. IAI is not delinquent in the payment of any tax assessment or other governmental charge (including, without limitation, withholding taxes).

           (b) IAI has not been notified by any governmental authority that an audit or review of any tax matter is contemplated. IAI knows of no tax deficiency or claim for additional taxes asserted or threatened to be asserted against it by any taxing authority and IAI knows of no grounds for any such assessment. No extension of time with respect to any date on which a tax return was or is to be filed by IAI is in force, and no waiver or agreement by IAI is in force for the extension of time for the assessment or payment of any tax.
For purposes of this Agreement, the term "tax" includes all federal, state, local and foreign taxes or assessments, including income, sales, gross receipts, excise, use, value added, royalty franchise, payroll, withholding, property and import taxes and any interest or penalties applicable thereto.

           (c) The Seller has not agreed to, and is not required to, make any adjustment under Section 481(a) of the Code by reason of a change in accounting method or otherwise.

           (d) The Seller is not and has never been a member of a consolidated group or combined group or combined group of corporations.

           (e) There has been no change in ownership of the Seller that would limit the Buyer's ability to utilize the net operating losses of the Seller.

     2.14  Insurance. Schedule 2.14 describes all insurance policies maintained
           ---------  -------------
by IAI with respect to its business and the IAI Business Assets. Such policies are valid, binding and enforceable in accordance with their terms, are in full force and effect, and all premiums due thereon have been paid.

     2.15  Employment and Labor Matters.  No employees of IAI have entered into
           ----------------------------
employment or other agreements regarding compensation with IAI. No employees of IAI have been or are represented by a union or other labor organization or covered by any collective bargaining agreement. There is no unfair labor practice complaint, labor organizational effort, strike, slowdown or similar labor matter pending or, to the knowledge of IAI and the Founding Stockholder, threatened against IAI or its business. IAI is in compliance with all federal, state and local laws and regulations respecting employment and employment practices, terms and conditions of employment and wages and hours, and there is no unfair labor practice complaint against IAI pending or, to the knowledge of
IAI and the Founding Stockholder, threatened.    Upon termination of the
employment of any employees, neither IAI nor the Buyer nor the Surviving Corporation will by reason of the Merger or anything done prior to the Effective Time be liable to any of such employees for severance pay or any other payments (other than accrued salary, vacation or sick pay in accordance with IAI's normal policies). Set forth on Schedule 2.15 is a true and complete list of all
                         -------------
current directors, officers, employees or consultants of IAI, including, in each case, name, current job title, base salary, bonus potential, commissions, and termination obligations.

     2.16  Employee Benefits. Except as set forth on Schedule 2.16, there are no
           -----------------                         -------------
Plans, as defined below, contributed to, maintained or sponsored by IAI, or to which IAI is obligated to contribute or with respect to which IAI has any liability or potential liability, whether direct or indirect (including all Plans contributed to, maintained or sponsored by each member of the controlled group of companies, within the meaning of Sections 414(b), 414(c), and 414(m) of the Internal Revenue Code of 1986, as amended (the "Code"), of which IAI is a member, to the extent IAI has any potential liability with respect to such Plans). For purposes of this Agreement, the term "Plans" shall mean: (a) employee benefit plans as defined in Section 3(3) of the Employee Retirement Income Security Act of 1974, as amended ("ERISA"), whether or not funded and whether or not terminated, (b) employment agreements, and (c) personnel policies or fringe benefit plans, policies, programs and arrangements, whether or not subject to ERISA, whether or not funded, and whether or not terminated, including without limitation, stock bonus, deferred compensation, pension, severance, bonus, vacation, travel, incentive, and health, disability and welfare plans.

     2.17  Absence of Changes. Except as disclosed on Schedule 2.17, since
           ------------------                         -------------
December 31, 1998, IAI has conducted the operations of its business only in the ordinary course, and has not:

           (a) Suffered any damage to any IAI Business Asset, whether or not covered by insurance, except damage that could not reasonably be expected, individually or in the aggregate, to have a Material Adverse Effect on IAI;

           (b) Sold or disposed of any IAI Business Assets, except such sales or dispositions made in the ordinary course of business that would not, either individually or in the aggregate, have a Material Adverse Effect on IAI;

           (c) Made any general wage increase for its employees as a group other than in the ordinary course of business;

           (d) Amended or terminated any IAI Contract;

           (e) Incurred any obligation or liability, except normal trade or business obligations incurred in the ordinary course of business;

           (f) Introduced any new method of management, operations or accounting;

           (g) Suffered any adverse change in the condition (financial or otherwise), or any other event, that might reasonably be expected to have a Material Adverse Effect on IAI; or

           (h) Agreed, whether in writing or otherwise, to take any action described in this Section 2.17.

     2.18  Related Party Transactions.  Except as set forth on Schedule 2.18,
           --------------------------                          -------------
the IAI Contracts do not include any agreement with or any other commitment to
(a) any officer or director of IAI; (b) any person related by blood or marriage to any such officer or director; or (c) any corporation, partnership, trust or other entity in which IAI or any such officer, director or related person has an equity or participating interest, and no such other agreement or commitment exists.

     2.19  Disclosure.  No representation, warranty or statement made by IAI or
           ----------
the Founding Stockholder in this Agreement or the exhibits or schedules hereto, or in any financial statement, other written financial information or schedules, or any other document, certificate or other instrument furnished or to be furnished to Buyer by or on behalf of IAI at or prior to the Closing pursuant to this Agreement, contains or will contain any untrue statement of a Material fact, or omits to state any material fact necessary, in light of the circumstances in which they were made, to make the statements contained herein or therein not misleading. There is no event, fact or condition that has had, or that reasonably could be expected to have, a material Adverse Effect on IAI, that has not been set forth in this Agreement or the Schedules hereto.

     2.20  Subsidiaries.  IAI has no wholly owned or partially owned
           ------------
subsidiaries.

     2.21  Brokers' Fees. Neither IAI nor the Founding Stockholder has retained
           -------------
any broker, finder or agent, or has any liability or obligation, nor will either of them, or anyone on their behalf, incur any liability or obligation, to pay any fees, commissions or similar payments to any broker, finder or agent with respect to the transactions contemplated by this Agreement.

                                  ARTICLE III
                    REPRESENTATIONS AND WARRANTIES OF BUYER

     Buyer represents and warrants to IAI as follows:

     3.1  Organization and Good Standing. Buyer is a corporation duly organized,
          ------------------------------
validly existing and in good standing under the laws of the State of Delaware. Buyer has all requisite power and authority to own, operate and/or lease the Buyer Assets (as defined below) and the other properties owned or used in its business (including, without limitation, intangible property) (collectively with the Buyer Assets, the "Buyer Business Assets") and to conduct the operations of its business as presently conducted. Buyer is duly qualified to do business as a foreign corporation and is in good standing in the jurisdictions listed on
Schedule 3.1, which are all the jurisdictions in which it is required to be so
------------
qualified other than such jurisdictions where the failure to be so qualified would not have a Material Adverse Effect on Buyer.

     3.2  Authority. Each of Buyer and SciQuest Sub has all requisite power and
          ---------
authority to execute and deliver the Transaction Documents to which it is a party and to perform the transactions contemplated thereby. The execution, delivery and performance of the Transaction Documents, and the consummation of the transactions contemplated thereby, have been duly and validly authorized by all necessary corporate and stockholder action on the part of each of Buyer and SciQuest Sub. Each of the Transaction Documents to which Buyer or SciQuest Sub is a party has been duly executed and delivered by such party and each constitutes a valid and binding obligation of Buyer and SciQuest Sub, enforceable against them in accordance with its terms, except as such enforceability may be limited by bankruptcy, insolvency, fraudulent conveyance, reorganization, moratorium or other similar laws now or hereafter in effect relating to creditors' rights and by general equitable principles (regardless of whether enforceability is considered in a proceeding in equity or at law).

     3.3  Capitalization.  Immediately prior to the Effective Time, the
          --------------
authorized capital stock of Buyer consists of (a) 20,000,000 shares of common stock, $0.001 par value (the "Buyer Common Stock"), of which 19,749,980 shares are designated Class A Common Stock, 2,370,726 shares of which are issued and outstanding, 250,020 shares are designated Class B Common Stock, 250,020 shares of which are issued and outstanding and no shares are held in the treasury of Buyer; and (b) 10,000,000 shares of Preferred Stock, $0.001 par value ("Buyer Preferred"), of which 769,231 shares are designated Series A Convertible Preferred Stock, 769,221 shares of which are issued and outstanding, of which 3,835,180 shares are designated Series B Convertible Preferred Stock, 3,777,626 shares of which are issued and outstanding, of which 700,000 shares are designated Series C Convertible Preferred Stock, 635,813 shares of which are issued and outstanding, of which 3,312,720 shares are designated Series D Convertible Preferred Stock, 3,312,720 shares of which are issued and outstanding, and of which 126,500 shares are designated Series E Convertible Preferred Stock, none of which are issued and outstanding. 1,693,489 shares of Class A Common Stock are reserved for issuance upon the exercise of outstanding warrants, options and other rights (collectively, "Rights") for the purchase of shares of capital stock of Buyer, and 8,745,400 shares of Class A Common Stock are reserved for issuance upon the conversion of the Buyer Preferred and any other securities convertible into shares of Class A Common Stock. Schedule 3.3
                                                                   ------------
sets forth a complete and accurate list of (i) all
stockholders of Buyer, indicating the number of shares held by each stockholder,
(ii) all holders of Rights, including the number of shares subject to each Right, and (iii) all of stock option and other stock and equity-related plans of Buyer. All of the issued and outstanding shares are, and all shares that may be issued prior to the Effective Time upon exercise of Rights, will be, duly authorized, validly issued, fully paid, nonassessable and free of all preemptive rights. There are no outstanding or authorized options, warrants, rights, agreements or commitments to which Buyer is a party or which are binding upon Buyer providing for the issuance, disposition or acquisition of any of its capital stock, other than as listed in Schedule 3.3. There are no plans
                                       ------------
providing for stock options or similar rights other than the Stock Plans listed in Schedule 3.3. There are with respect to the capital stock of Buyer. Except
   ------------
as set forth on Schedule 3.3, there are no agreements, voting trusts, proxies or
                ------------
understandings with respect to the voting, or registration under the Securities Act of any shares of Buyer. All of the issued and outstanding shares of capital stock of Buyer, and the outstanding Rights, were issued in compliance with applicable federal and state securities laws.

     3.4  Effect of Agreement. Except as disclosed on Schedule 3.4, the
          -------------------                         ------------
execution, delivery and performance of the Transaction Documents to which Buyer is a party do not and will not: (a) conflict with the Certificate of Incorporation or Bylaws of Buyer; (b) violate any law or any rule or regulation of any governmental body or administrative agency, or conflict with any judicial or administrative order or decree relating to Buyer or the Buyer Business Assets, except for any such violations or conflicts which would not, individually or in the aggregate, have a Material Adverse Effect on Buyer or impair the ability of Buyer to consummate the transactions contemplated by this Agreement; (c) constitute a breach or default under any of the Buyer Contracts (as defined below); (d) create any security interest, mortgage, lien, claim, or encumbrance of any kind on any of the Buyer Business Assets; or (e) except for the filing of an Agreement of Merger and related Certificates of Approval of Agreement of Merger with the Secretary of State of the State of California and a Certificate of Merger with the Secretary of State of the State of Delaware, respectively, require any consent, notice to or filing with any governmental authority or administrative agency or any third party on behalf of Buyer. The matters described on Schedule 3.4 are referred to as the "Buyer Required
                     ------------
Consents."

     3.5  Litigation. Except as set forth on Schedule 3.5, there are no claims,
          ----------                         ------------
actions, suits or investigations pending, or to the knowledge of Buyer, threatened, against Buyer or its business or affecting the Buyer Business Assets.

     3.6  Issuance of Series D Preferred Stock.  In May and June 1999, Buyer
          ------------------------------------
received gross proceeds in the aggregate amount of $37,506,615.00 from the issuance and sale of shares of its Series D Convertible Preferred Stock (and attached warrants).

     3.7  Disclosure.  No representation, warranty or statement made by Buyer in
          ----------
this Agreement or the exhibits or schedules hereto, or in any other document, certificate or other instrument furnished or to be furnished to IAI pursuant to this Agreement, contains or will contain any untrue statement of a material fact, or omits to state any material fact necessary, in light of the circumstances in which they were made, to make the statements contained herein or therein not misleading.

     3.8  Brokers' Fees.  Buyer has not retained any broker, finder or agent,
          -------------
nor has any liability or obligation, nor will it, or anyone on its behalf, incur any liability or obligation, to pay any fees, commissions or similar payments to any broker, finder or agent with respect to the transactions contemplated by this Agreement.

     3.9  Buyer Preferred Stock.  The shares of Buyer Preferred Stock to be
          ---------------------
issued in connection with the Merger, when delivered hereunder, will be validly issued, fully paid and nonassessable, and will be free of any liens or encumbrances. The shares of Buyer Common issuable upon conversion of the Buyer Preferred Stock have been duly and validly reserved and, upon issuance in accordance with the Certificate of Incorporation of the Buyer, such shares will be validly issued, fully paid and nonassessable.


                                  ARTICLE IV
                                   COVENANTS

     4.1  Conduct of Business.  Between the date of this Agreement and the
          -------------------
Effective Time, IAI and the Founding Stockholder shall:

          (a) Conduct the operations of IAI's business in the normal and customary manner in the ordinary course of business;

          (b) Maintain the IAI Assets in good operating order, repair and condition;

          (c) Keep in full force and effect the insurance described in Section 2.15;

          (d) Perform all of its obligations under all IAI Contracts and not amend any provision thereof other than amendments that involve a commitment or expenditure, or revenue to IAI, of less than $500.00;

          (e) Use its best efforts to preserve IAI's organization intact and maintain its relationships with its employees, suppliers and customers;

          (f) Promptly advise Buyer of any adverse change in the condition (financial or otherwise) of IAI's business or the IAI Business Assets;

          (g) Promptly advise Buyer of the occurrence of any event or circumstance which affects the consummation of the transactions contemplated by this Agreement or which, if in existence on the date of this Agreement, would have been required to have been disclosed in a Schedule to this Agreement;

          (h) Not create or permit to exist any security interest, mortgage, lien, claim, or encumbrance of any kind with respect to any of the IAI Business Assets;

          (i) Not sell or dispose of any of the IAI Business Assets, except in the ordinary course of business of IAI's business;

          (j) Promptly advise Buyer of any change in the list of employees referred to in Section 2.16 or in the compensation payable to any such employee;

          (k) Not make any capital improvement or expenditure without the prior consent of Buyer, other than improvements or expenditures in the ordinary course of business in amounts of less than $500.00; and

          (l) Maintain and collect the IAI Receivables and extend credit terms to its customers in the ordinary course of business consistent with past practices.

     4.2  Access and Information.  IAI and the Founding Stockholder shall permit
          ----------------------
Buyer and its counsel, accountants and other representatives full access during normal business hours to all the properties, assets, books, records, agreements and other documents of IAI. IAI shall furnish to Buyer and its representatives all information concerning the IAI Business Assets or IAI's business as Buyer may request. IAI shall permit and facilitate communications between Buyer and IAI's suppliers, customers, landlords and other persons having relationships with IAI's business.

     4.3  No Other Solicitations.  Until the earlier of the Effective Time or
          ----------------------
the termination of this Agreement, IAI and the Founding Stockholder shall not, and IAI and the Founding Stockholder shall use their best efforts to cause each of their respective officers, directors, employees, representatives and agents or affiliates of such officers, directors, employees, representatives and agents not to, directly or indirectly, solicit, initiate or encourage any offer, proposal or inquiry from, or engage in any discussions or negotiations with, any person regarding the sale or lease of the capital stock of IAI, its business, or any of the IAI Business Assets. IAI shall immediately notify Buyer of, and shall disclose to Buyer all details of, any inquiries, discussions or negotiations of the nature described above.

     4.4  Stockholders' Consent.
          ---------------------

          (a) IAI shall, acting through its Board of Directors and in accordance with the California Corporation Law, as soon as practicable, obtain the affirmative vote at a meeting of the Stockholders duly noticed and held or solicit and obtain written consents of the required number of the Stockholders for the purpose of adopting and approving this Agreement (including without limitation the matters referred to in Section 1.8 and Article VII hereof) and the approval of the Merger in accordance with the provisions of the IAI Articles of Incorporation and the California Corporation Law (the "Stockholders' Vote"). In connection with the Stockholders' Vote, IAI, acting through its Board of Directors, shall recommend that the Stockholders of IAI consent to the adoption of this Agreement and the approval of the Merger, shall prepare and send any information required to be provided to the Stockholders in accordance with applicable law and not include in the materials sent to the Stockholders any false or misleading statement or omit to state any fact required to be stated in order to make the statements therein not false or misleading, and shall otherwise use its best efforts to obtain the Stockholders' Vote and any other consents or approvals from the Stockholders necessary to consummate the transactions contemplated herein.

          (b) The Founding Stockholder agrees to (i) vote all shares that are beneficially owned by him, or for which he has voting authority, in favor of the adoption of this Agreement and the approval of the Merger and (ii) otherwise use his best efforts to obtain the Stockholders' Vote.

     4.5  Agreements.  IAI shall use all reasonable efforts to deliver to the
          ----------
Buyer prior to the Closing Date all agreements of the Stockholders required to be executed by them under this Agreement.

     4.6  Repayment of Working Capital Loans.  Within ninety (90) days after the
          ----------------------------------
date hereof, Buyer will pay in cash the principal amounts owed pursuant to certain loans made by certain of the Stockholders and other parties to IAI as set forth on Schedule 4.6 hereto, up to a maximum of $96,000 (plus accrued
             ------------
interest on such principal amounts).

     4.7  Further Assurances.  From and after the Closing Date, the parties
          ------------------
shall take such steps and execute such documents, and instruments as may be reasonably required to make effective the transactions contemplated hereby.

     4.8  Confidentiality. In recognition of the confidential nature of certain
          ---------------
of the information which will be provided to any party by the other parties, each of Buyer, IAI and the Founding Stockholder agrees to retain in confidence, and to require its directors, officers, employees, consultants, professional representatives and agents (collectively, its "Representatives") to retain in confidence all information transmitted or disclosed to it by any other party, and further agrees that it shall not use for its own benefit (other than in connection with the transactions contemplated by this Agreement) and shall not use or disclose to any third party, or permit the use or disclosure to any third party of, any information obtained from or revealed by any other party, except that each of Buyer, IAI and the Founding Stockholder may disclose the information to those of its Representatives who need the information for the proper performance of their assigned duties with respect to the consummation of the transactions contemplated hereby. In making such information available to its Representatives, each of Buyer, IAI and the Founding Stockholder shall take all precautions to ensure that its Representatives use the information only as permitted hereby. Notwithstanding anything to the contrary in the foregoing provisions, such information may be disclosed: (a) where it is legally necessary, to any regulatory authorities or governmental agencies; (b) if it is required by court order or decree or applicable law; (c) if it is ascertainable or obtained from public or published information; (d) if it is received from a third party not known to the recipient to be under an obligation to keep such information confidential; or (e) if the recipient can demonstrate that such information was in its possession prior to disclosure thereof in connection with this Agreement. If any party is required to make disclosure of any such information by operation of law, such disclosing party will give the other parties prior notice of the making of such disclosure and will use all reasonable efforts to afford such other parties an opportunity to contest the making of such disclosure. In the event that the Closing does not occur, each of Buyer, IAI and the Founding Stockholder shall immediately deliver, or cause to be delivered, to the other (without retaining any copies thereof) any and all documents, statements or other written information obtained from the other that contain confidential information.

                                   ARTICLE V
                      CONDITIONS PRECEDENT TO BUYER'S AND
                          SCIQUEST SUB'S OBLIGATIONS

     The obligations of Buyer and SciQuest Sub to consummate the transactions contemplated by this Agreement are subject to the satisfaction of the following conditions on or before the Effective Time:

     5.1  Representations, Warranties and Covenants.  The representations and
          -----------------------------------------
warranties of IAI and the Founding Stockholder contained in this Agreement shall have been true and correct on date of this Agreement and shall be true and correct as of the Effective Time as though made on and as of the Effective Time, and IAI and the Founding Stockholder shall have duly performed and complied with all covenants and required by this Agreement to be performed or complied with by it or them on or prior to the Closing.

     5.2  Absence of Litigation. As of the Effective Time, no action or
          ---------------------
proceeding shall be pending or, in the reasonable opinion of IAI or the Founding Stockholder, threatened by or before any court or other governmental body or agency seeking to restrain, prohibit or invalidate the transactions contemplated by this Agreement or which would adversely affect the right of Buyer to own, operate or control the IAI Business Assets or IAI's business after the Effective Time.

     5.3  Absence of Change. Between the date of this Agreement and the
          -----------------
Effective Time, no adverse change shall have occurred in the business, operations or financial or other condition of IAI, its business or the IAI Business Assets, nor shall there have occurred any casualty loss or destruction of, or damage to, any of the IAI Assets.

     5.4  Consents and Approvals. All (a) IAI Required Consents, (b) licenses,
          ----------------------
(c) other orders or notifications of, or registrations, declarations or filings with, or expiration of waiting periods imposed by, any applicable governmental or judicial authority and (d) consents, approvals, authorizations or notifications of any other third parties, all as required in connection with consummation of the transactions contemplated by this Agreement, including the operation of IAI's business by Buyer, shall have been made or obtained or shall have occurred.

     5.5  Stockholders' Vote; Dissenting Shares.  This Agreement and the Merger
          -------------------------------------
shall have received the Stockholders' Vote and the number of Dissenting Shares shall not exceed 4% of the number of outstanding shares of IAI Stock as of the Effective Time.

     5.6  Compliance Certificate.  Each of IAI and the Founding Stockholder
          ----------------------
shall have delivered to Buyer and SciQuest Sub a certificate (without qualification as to knowledge or materiality or otherwise except as may be set forth in the representations and warranties themselves) to the effect that each of the conditions specified in Sections 5.1 through 5.5 is satisfied in all respects.

     5.7  Secretary's Certificate. IAI shall have delivered to Buyer and
          -----------------------
SciQuest Sub a certificate of the Secretary of IAI, dated as of the Effective Time, in form and substance reasonably satisfactory to Buyer and SciQuest Sub, certifying (i) the names of its officers authorized to sign this Agreement, the certificates and the other documents and instruments delivered pursuant to this Agreement by IAI or any of its officers, together with true signatures of such officers; (ii) that the copies of the Articles of Incorporation and Bylaws of IAI attached thereto are true, correct and complete; (iii) that the resolutions of the Board of Directors of IAI attached thereto evidencing the approval of this Agreement and the transactions contemplated herein were duly adopted, have not been amended or rescinded and are in full force and effect; and (iv) that the resolutions of the Stockholders attached thereto evidencing approval of the Agreement and the transactions contemplated herein were duly adopted, have not been rescinded or amended and are in full force and effect; (v) that notice of the action of the Stockholders, if taken by written consent of fewer than all of the Stockholders, has been sent to the remaining Stockholders in accordance with the applicable provisions of the General Corporation Law of the State of California; and (vi) that the number of Dissenting Shares does not exceed four percent (4%) of the number of outstanding shares of IAI as of the Effective Time.

     5.8  Legal Opinion.  Buyer and SciQuest Sub shall have received an opinion
          -------------
of Burriss & Monahan, counsel to IAI, dated as of the Effective Time, in the form of Exhibit B attached hereto.
        ---------

     5.9  Inventions Agreements.  Buyer shall have received a Non-Disclosure and
          ---------------------
Invention Agreement in the form of Exhibit C attached hereto (the "Inventions
                                   ---------
Agreement"), duly executed by all employees of IAI.

     5.10  Stockholder Investment Representation Letter.  Buyer shall have
           --------------------------------------------
received a Stockholder Investment Representation Letter in the form of Exhibit D
                                                                       ---------
attached hereto, duly executed by each of the Stockholders.

     5.11  Escrow Agreement.  Buyer shall have received the Escrow Agreement,
           ----------------
duly executed by the Indemnification Representative and each of the Stockholders.

     5.12  IAI Stock Certificates.  Each of the Stockholders shall have endorsed
           ----------------------
in blank or executed stock powers with respect to the certificates evidencing the IAI Shares.

     5.13  SciQuest Sub Stock Certificate.  Buyer shall have received a
           ------------------------------
certificate evidencing one (1) share of IAI Common Stock, dated the Effective Time and issued in the name of Buyer.

     5.14  Resignations.  The Buyer shall have received resignations, duly
           ------------
executed, by all officers and directors of IAI, of their respective positions with IAI, effective as of the Effective Time.

     5.15  Termination Agreement.  Buyer shall have received an agreement in
           ---------------------
form satisfactory to Buyer terminating all rights under the Stock Buy-Sell Agreement dated September

17, 1997, as amended, by and between IAI and the other signatories thereto, and all related agreements, duly executed by IAI and the other signatories thereto.

     5.16  Stock Plans.  Buyer shall have received written evidence,
           -----------
satisfactory to Buyer, of the termination of all Stock Plans.

     5.17  Employment / Consulting Agreements.  Buyer shall have received
           ----------------------------------
employment and/or consulting agreement in forms reasonably satisfactory to the Buyer (the "Compensation Agreements"), duly executed by each of the Founding Stockholder and such other individuals as Buyer may request.

     5.18  Stockholder Agreements.  Buyer shall have received Confidentiality
           ----------------------
Agreements between each of the Stockholders and the Buyer, in the form of Exhibit E attached hereto (the "Stockholder Agreements"), duly executed by each
---------
of the Stockholders.

     5.19  Registration Rights Agreement.  Buyer shall have received a
           -----------------------------
Registration Rights Agreement by and between the Buyer and the Stockholders in the form of Exhibit F attached hereto (the "Registration Rights Agreement"),
            ---------
duly executed by all of the Stockholders.

     5.20  Buyer Preferred Stock Powers.  Buyer shall have received executed
           ----------------------------
stock powers from each of the Stockholders with respect to the Merger Shares.

     5.21.  Cybernet Agreement.  Buyer shall have received an agreement by and
            ------------------
between IAI and Cybernet Software Systems, Inc. ("Cybernet") in the form of Exhibit G attached hereto (the "Cybernet Agreement"), duly executed by IAI and
---------
Cybernet.

     5.22  Kane Agreement. Buyer shall have received an agreement by and between
           --------------
IAI and Dennis Kane("Kane"), on behalf of Kane's firm, in the form of Exhibit H
                                                                      ---------
attached hereto, duly executed by IAI and Kane, as the authorized representative of such firm.

     5.23  Other Documents.  Buyer shall have received such other agreements,
           ---------------
documents, and instruments as Buyer has reasonably requested to effect and evidence the consummation of the transactions contemplated by this Agreement.


                                   ARTICLE VI
                       CONDITIONS PRECEDENT TO IAI's AND
                     THE FOUNDING STOCKHOLDER'S OBLIGATIONS

     The obligations of IAI and the Founding Stockholder to consummate the transactions contemplated by this Agreement are subject to the satisfaction of each of the following conditions on or before the Effective Time:

     6.1  Representations, Warranties and Covenants.  The representations and
          -----------------------------------------
warranties of Buyer and SciQuest Sub contained in this Agreement shall have been true and correct on the date of this Agreement, and shall be true and correct as if the Effective Time as though made on and as of the Effective Time, and Buyer and SciQuest Sub shall have duly performed and complied with all covenants and obligations required by this Agreement to be performed or complied with by it on or before the Closing.

     6.2  Compliance Certificate.  Each of Buyer and SciQuest Sub shall have
          ----------------------
delivered to IAI a certificate (without qualification as to knowledge or materiality or otherwise except as may be set forth in the representations and warranties themselves) to the effect that each of the conditions specified in
Section 6.1 is satisfied in all respects.

     6.3  Absence of Litigation.  As of the Effective Time, no action or
          ---------------------
proceeding shall be pending by or before any court or other governmental body or agency seeking to restrain, prohibit or invalidate the transactions contemplated by this Agreement.

     6.4  Secretary's Certificates. IAI shall have received a certificate of the
          ------------------------
Secretary of each of the Buyer and SciQuest Sub, dated as of the Effective Time, in form and substance reasonably satisfactory to IAI, certifying (i) the names of its officers authorized to sign this Agreement, the certificates and the other documents and instruments delivered pursuant to this Agreement by Buyer or SciQuest Sub, as the case may be, or any of its officers, together with true signatures of such officers; (ii) that the copies of the Certificate of Incorporation and Bylaws attached thereto are true, correct and complete; and
(iii) that the resolutions of the Board of Directors attached thereto evidencing the approval of this Agreement and the transactions contemplated herein were duly adopted, have not been amended or rescinded and are in full force and effect.

     6.5  Legal Opinion.  IAI shall have received an opinion of Hutchison &
          -------------
Mason PLLC, counsel to Buyer, dated as of the Effective Time, in the form of
Exhibit I attached hereto.
---------

     6.6  Escrow Agreement. IAI shall have received the Escrow Agreement, duly
          ----------------
executed by the Buyer and the Escrow Agent.

     6.7  Stock Certificates.  The certificates evidencing the shares of Buyer
          ------------------
Preferred Stock (other than the Escrowed Shares which are being delivered to the Escrow Agent simultaneously with the Closing) shall have been delivered pursuant to Sections 1.3 and 1.8 hereof.

     6.8  Inventions Agreements. IAI shall have received the Inventions
          ---------------------
Agreement, duly executed by Buyer.

     6.9  Employment / Consulting Agreements. IAI shall have received the
          ----------------------------------
Compensation Agreements, duly executed by Buyer.

     6.10 Stockholder Agreements. IAI shall have received the Stockholder
          ----------------------
Agreements, duly executed by Buyer.

     6.11 Registration Rights Agreement. IAI shall have received the
          -----------------------------
Registration Rights Agreement, duly executed by Buyer.

     6.12  Other Documents. IAI shall have received such other agreements,
           ---------------
documents, and instruments as IAI has reasonably requested to effect and evidence the consummation of the transactions contemplated by the Agreement.


                                  ARTICLE VII
                                INDEMNIFICATION

     7.1  Indemnification.
          ---------------

          (a) The Stockholders, jointly and severally (including the Founding Stockholder), shall indemnify the Surviving Corporation and the Buyer (the "Buyer Indemnified Persons") in respect of, and hold the Buyer Indemnified Persons harmless against, any and all debts, obligations and other liabilities, monetary damages, fines, fees, penalties, interest obligations, deficiencies, losses and expenses (including without limitation amounts paid in settlement, interest, court costs, costs of investigators, reasonable fees and expenses of attorneys, accountants, financial advisors and other experts, and other expenses of litigation) incurred or suffered by the Buyer Indemnified Persons ("Buyer Damages"):

              (i) resulting from, relating to or constituting any misrepresentation, breach of warranty or failure to perform any covenant or agreement of IAI or the Founding Stockholder contained in this Agreement or the certificate delivered pursuant to Section 5.6; or

              (ii) resulting from any failure of any of the Stockholders to have good, valid and marketable title to the issued and outstanding IAI Shares held by any such Stockholder, free and clear of all liens, claims, pledges, options, adverse claims or charges of any nature whatsoever;

              (iii) resulting from any claim by a Stockholder or former security holder of IAI, or any other person, firm, corporation or entity, seeking to assert, or based upon: (A) ownership or a right to ownership of any shares of capital stock of IAI which is claimed to have arisen prior to the Effective Time; (B) any rights of a stockholder of IAI (other than the right to receive the Merger Consideration pursuant to this Agreement or appraisal rights under the applicable provisions of the California Corporation Law), including, without limitation, rights with respect to any option, preemptive rights or rights to notice or to vote, in each case with respect to capital stock of IAI owned or claimed to have been owned prior to the Effective Time; (C) any rights under the Articles of Incorporation or Bylaws of IAI as in effect at any time prior to the Effective Time; or (D) any claim that his, her or its shares of IAI were wrongfully repurchased by IAI prior to the Effective Time; or

              (iv) resulting from, relating to or arising out of or in connection with the inclusion on IAI's web site or in other statements or information disclosed or disseminated by IAI at any time prior to the Effective Time of information to the effect that IAI has or uses in connection with its business a patented escrow process.

          (b) The Buyer shall indemnify each of the Stockholders (collectively, the "Seller Indemnified Persons") in respect of, and hold each of the Seller Indemnified Persons harmless against, any and all debts, obligations and other liabilities, monetary damages, fines, fees, penalties, interest obligations, deficiencies, losses and expenses (including without limitation amounts paid in settlement, interest, court costs, costs of investigators, fees and expenses of attorneys, accountants, financial advisors and other experts, and other expenses of litigation) incurred or suffered by such Seller Indemnified Person ("Seller Damages" and collectively with the Buyer Damages, the "Damages"), resulting from, relating to or constituting any misrepresentation, breach of warranty or failure to perform any covenant or agreement of Buyer or SciQuest Sub contained in this Agreement.

     7.2  Method of Asserting Claims.
          --------------------------

          (a) All claims for indemnification ("Claims") by a Buyer Indemnified Person or a Seller Indemnified Person (collectively, the "Indemnified Persons") pursuant to this Article VII shall be made in accordance with the provisions of this Agreement, Schedule 7.2 hereto (with respect to Claims by Seller
                ------------
Indemnified Persons) ("Schedule 7.2") and the Escrow Agreement.

          (b) If a third party asserts that an Indemnified Person is liable to such third party for a monetary or other obligation which may constitute or result in Damages for which such Indemnified Person may be entitled to indemnification pursuant to this Article VII, and such Indemnified Person reasonably determines that it has a valid business reason to fulfill such obligation, then (i) such Indemnified Person shall be entitled to satisfy such obligation, without prior notice to or consent from the Indemnification Representative (with respect to Claims of Buyer Indemnified Persons) or the Buyer (with respect to Claims of Seller Indemnified Persons), (ii) such Indemnified Person may make a Claim for indemnification pursuant to this Article VII in accordance with the provisions of the Escrow Agreement (if applicable), this Article VII and Schedule 7.2 (if applicable), and (iii) such Indemnified Person shall be reimbursed in accordance with the provisions of the Escrow Agreement (if applicable), this Article VII and Schedule 7.2 (if applicable), for any such Damages for which it is entitled to indemnification pursuant to this Article VII (subject to the right of the Indemnification Representative or the Buyer, as the case may be, to dispute the Indemnified Person's entitlement to indemnification under the terms of the Escrow Agreement (if applicable), this
Article VII and Schedule 7.2 (if applicable).

          (c) The Indemnified Person shall give prompt written notification to the Indemnification Representative or the Buyer, as the case may be, of the commencement of any action, suit or proceeding relating to a third party claim for which indemnification pursuant to this Article VII may be sought; provided, however, that no delay on the part of the Indemnified Person in notifying the Indemnification Representative or the Buyer, as the case may be, shall relieve the Stockholders or the Buyer, as the case may be, of any liability or obligation hereunder except to the extent of any damage or liability caused by or arising out of such failure. Within thirty (30) days after delivery of such notification, the Indemnification Representative or the Buyer, as the case may be, may, upon written notice thereof to the Indemnified Person, assume control of the defense of such action, suit or proceeding provided the Indemnification Representative or the Buyer, as the case may be, acknowledges in writing to the Indemnified

Person that any damages, fines, costs or other liabilities that may be assessed against the Indemnified Person in connection with such action, suit or proceeding constitute Damages for which the Indemnified Person shall be entitled to indemnification pursuant to this Article VII. If the Indemnification Representative or the Buyer, as the case may be, does not so assume control of such defense, the Indemnified Person shall control such defense. The party not controlling such defense may participate therein at its own expense; provided that if the Indemnification Representative or the Buyer, as the case may be, assumes control of such defense and the Indemnified Person reasonably concludes that the indemnifying parties and the Indemnified Person have conflicting interests or different defenses available with respect to such action, suit or proceeding, the reasonable fees and expenses of counsel to the Indemnified Person shall be considered "Damages" for purposes of this Agreement. The party controlling such defense shall keep the other party advised of the status of such action, suit or proceeding and the defense thereof. The Indemnified Person shall not agree to any settlement of such action, suit or proceeding without the prior written consent of the Indemnification Representative or the Buyer, as the case may be, which shall not be unreasonably withheld. The Indemnification Representative or the Buyer, as the case may be, shall not agree to any settlement of such action, suit or proceeding without the prior written consent of the Indemnified Person, which shall not be unreasonably withheld.

     7.3  Satisfaction and Treatment of Indemnity Payments.
          ------------------------------------------------

          (a) In the event that the Stockholders are required to provide indemnification hereunder to the Buyer Indemnified Persons, such indemnification obligations shall be satisfied solely by the delivery of shares of Buyer Preferred Stock held in the Escrow (with each share valued at the Reference Price (as defined below)) in accordance with the terms of this Agreement and the Escrow Agreement. Any payment so made to a Buyer Indemnified Person pursuant to this Article VII or the Escrow Agreement shall be treated as a reduction in the Merger Consideration. For purposes of this provision, the "Reference Price" shall mean (i) the average closing price for the Escrowed Shares quoted on any national securities exchange or in the Nasdaq trading system, as applicable, for the ten (10) trading days preceding the date of the notice by the Buyer Indemnified Person of any Claim (the "Measurement Date"), (ii) if the Buyer's stock is not publicly traded, the price at which the Buyer issued and sold shares of its capital stock in its most recent financing, if such financing occurred within three (3) months of the Measurement Date, or (iii) if no such financing has occurred, the price determined in good faith by the Board of Directors of the Buyer.

          (b) In the event that the Buyer is required to provide indemnification hereunder to one or more of the Seller Indemnified Persons, such indemnification obligations shall be satisfied solely by the issuance to such Seller Indemnified Persons, at no additional consideration, pro rata in accordance with their ownership of IAI Stock, of additional shares of Buyer Preferred Stock (the "Additional Shares") (with each share valued at the Reference Price) in accordance with the terms of this Agreement and Schedule 7.2. Any payment so made to a Seller Indemnified Person pursuant to this Article VII shall be treated as an increase in the Merger Consideration.

     7.4.  Survival.
           --------

          (a) The representations, warranties and covenants set forth in this Agreement (the "Representations") shall survive the Closing and the consummation of the transactions contemplated by this Agreement and continue until the first anniversary of the Effective Time (the "Termination Date"). If notice of a Claim is given in accordance with the Escrow Agreement, this Article VII or Schedule
7.2 before the Termination Date, then the Representation applicable to such Claim shall survive until, but only for purposes of, the resolution of such Claim.

          (b) Notwithstanding the provisions of Section 7.4(a) above, with respect to any Claims for indemnification by a Buyer Indemnified Person or a Seller Indemnified Person based on, arising from, resulting from or related to fraud or willful misrepresentation, the Representations shall survive the Termination Date and shall remain in force and effect for the duration of the applicable statute of limitations. All Representations shall be deemed to be material and relied upon by the party or parties to whom they were made, notwithstanding any investigation or inspection made by or on behalf of such party or parties.

     7.5  Limitation.
          ----------

          (a) Notwithstanding anything to the contrary herein, with respect to Claims other than claims based on fraud or willful misrepresentation, for which the liability of the Stockholders shall not be limited in amount or to the Escrow, the sole and exclusive remedy for indemnification Claims by the Buyer or SciQuest Sub under this Article VII is the Escrow and the aggregate liability of the Stockholders for Buyer Damages under this Article VII shall not exceed the total number of shares of Buyer Preferred Stock held in the Escrow. No Stockholder shall have any right of contribution against IAI or the Surviving Corporation with respect to any breach by IAI of any of the representations, warranties, covenants or agreements.

          (b) Notwithstanding anything to the contrary herein, with respect to Claims other than Claims based on fraud or willful misrepresentations, for which the liability shall not be limited in amount or to the Additional Shares, the total liability of the Buyer for Seller Damages under this Article VII shall not exceed a maximum aggregate number of Additional Shares equal to the total number of Escrowed Shares placed in the Escrow at Closing as set forth on Schedule 1.3
                                                                   ------------
(as such number of Escrowed Shares may be adjusted from time to time to reflect stock splits, stock dividends, recapitalizations, reorganizations or similar transactions affecting the Buyer Preferred Stock), and the sole and exclusive remedy for indemnification Claims by the Stockholders, or any of them, under this Article VII is the issuance of the Additional Shares.


                                  ARTICLE VIII
                       COVENANTS OF FOUNDING STOCKHOLDER

     8.1  Covenant Against Competition.
          -----------------------------

          (a) In order to induce the Buyer to enter into this Agreement and consummate the Merger as provided therein, the Founding Stockholder agrees that, for a period of three (3) years beginning on the Closing Date and ending at 12:01 a.m. on the day following the third anniversary thereof, neither the Founding Stockholder nor any business entity directly or indirectly owned or controlled by the Founding Stockholder shall, without the prior written consent of the Buyer, for his own account or jointly with another, directly or indirectly, for or on behalf of any individual, partnership, corporation or other legal entity, as principal, agent, director, employee, agent, consultant, member of a partnership, firm, corporation or other entity, or as a holder of or investor in as much as 5% of any security of any class of any corporation or other business:

              (i) engage in, consult with, assist in the promotion or development of, or own, control, manage or otherwise participate in the ownership, control or management of any business other than the business of the Buyer or IAI engaged in (i) the provision of distribution, auction and/or buyers' guide services or information for the scientific and/or medical products market through any electric commerce medium, including, without limitation, the Internet, any private computer network or otherwise, or (ii) the development, maintenance, integration and customization of software and World Wide Web sites for the provision of such services (the "Business"); or

              (ii) solicit, call upon, or attempt to solicit, or encourage or cause others to solicit, call upon or attempt to solicit, the patronage of any Customers (as defined herein), for the purpose of obtaining the patronage of any such Customer for the purchase of any products or services comparable to the products or services of the Business from anyone other than Buyer or IAI; or otherwise interfere, or seek to interfere or encourage or cause others to interfere or seek to interfere, with the relationship between Buyer or IAI, or any affiliate of Buyer or IAI, and any Customer or supplier of IAI existing at Closing, at any time within the two (2) years preceding the Closing or the three
(3) years following the Closing; or

              (iii) solicit or induce, or in any manner attempt to solicit or induce or encourage or cause others to solicit or induce, any officer or employee to leave his or her employment with Buyer or IAI, or any affiliate of Buyer or IAI, whether or not such employment is pursuant to a written contract or otherwise, or hire or in any other manner interfere, or attempt to interfere, with the relationship between Buyer or IAI, or any affiliate of Buyer or IAI, and any such officer or employee.

          (b) For purposes of this Section 8.1, "Customer" shall mean any individual, partnership, corporation or other entity to whom the Buyer or IAI sold or distributed or attempted to sell or otherwise distribute any products or services of the Business (as defined herein) during the two (2) year period immediately preceding the Closing Date, or sells or attempts to sell or otherwise distributes any products or services of the Business (as defined herein) during the three (3) year period following the Closing.

          (c) The Founding Stockholder agrees that neither he nor any business entity directly or indirectly owned or controlled by him shall, without the prior written consent of the Buyer, for its own account or jointly with another, directly or indirectly, for or on behalf of any individual, partnership, corporation or other entity, as principal, agent or otherwise, use or authorize any other person to use the name "SciQuest" or "IAI," or any name similar thereto, in connection with a business which competes with the Business.

          (d) Notwithstanding anything herein to the contrary, it shall not be a breach of the covenants contained in this Section 8.1 for the Founding Stockholder, or any business entity directly or indirectly owned or controlled by the Founding Stockholder, to own not more than five percent (5%) of the capital stock of any corporation whose shares are publicly traded.

     8.2  Reasonableness of Restrictions. The Founding Stockholder has carefully
          ------------------------------
read and considered the provisions of Section 8.1 and, having done so, agrees that the restrictions set forth therein are fair and reasonable, do not unfairly restrict or penalize the Founding Stockholder and are reasonably required for the protection of the interests of Buyer and IAI in consummating the transactions contemplated in this Agreement. In the event that, notwithstanding the foregoing, any of the covenants set forth in Section 8.1 hereof shall be deemed to be too restrictive in any court proceeding, the parties agree that the court may reduce such restrictions to ones which it deems reasonable under the circumstances.


                                  ARTICLE IX
                                  TERMINATION

     9.1  Termination.  This Agreement may be terminated at any time prior to
          -----------
the Effective Time:

          (a) By the mutual written consent of all of the parties to this Agreement;

          (b) By Buyer (if it is not then in breach of any term of this Agreement), if IAI or the Founding Stockholder: (i) fail(s) to perform in any material respect their agreements contained herein required to be performed on or prior to the Effective Time, or (ii) materially breaches any of their representations or warranties contained herein, which failure or breach is not cured within ten (10) days after Buyer shall have notified IAI and the Founding Stockholder of its intent to terminate this Agreement pursuant to this subparagraph;

          (c) By IAI or the Founding Stockholder (if they are not then in breach of any term of this Agreement), if Buyer: (i) fails to perform in any material respect its agreements contained herein required to be performed on or prior to the Effective Time, or (ii) materially breaches any of its representations or warranties contained herein, which failure or breach is not cured within ten
(10) days after IAI and the Founding Stockholder have notified Buyer of their intent to terminate this Agreement pursuant to this subparagraph;

          (d) By any of the parties, if there is any order, writ, injunction or decree of any court or governmental or regulatory agency binding on such party which prohibits or restrains such party from consummating the transactions contemplated hereby; or

          (e) By either the Buyer or IAI, if the requisite Stockholders' Vote is not obtained; or

          (f) By any of the parties, if the Closing has not occurred by July 31, 1999, for any reason other than delay or nonperformance of the party seeking such termination.

     9.2  Effect on Obligations.  Termination of this Agreement pursuant to this
          ---------------------
Article VIII shall terminate all obligations of the parties hereunder, except for the obligations under Sections 10.1 (with respect to expenses), 10.2 (with respect to publicity), and 4.7 (with respect to confidentiality); provided, however, that termination pursuant to subparagraphs (b) or (c) of Section 9.1 hereof shall not relieve the defaulting or breaching party from any liability to the other parties hereto.


                                   ARTICLE X
                                 MISCELLANEOUS

     10.1  Expenses.  All costs and expenses incurred in connection with this
           --------
Agreement and the transactions contemplated hereby shall be paid by the party incurring such expense, whether or not the Merger is consummated; provided,
                                                                  --------
however, that if the Merger is consummated, any legal fees and expenses incurred
-------
by IAI coded `IAII/SCIQ' which are solely and directly related to the Merger, up to a maximum of $27,000, shall be paid by Buyer to Burriss & Monahan, A Professional Corporation, at the Effective Time; any additional legal fees and expenses, any investment banking, accounting and other out-of-pocket fees and expenses incurred by IAI in excess of $27,000 and all other expenses of IAI or the Stockholders of any kind shall be paid directly by the Stockholders, and neither the Buyer nor the Surviving Corporation shall have any liability or obligation therefor.

     10.2  Publicity.  No party to this Agreement shall issue any press release
           ---------
or public disclosure relating to the subject matter of this Agreement or the terms hereof without the prior written approval of the Buyer. Any press releases or other announcements concerning the transactions contemplated by this Agreement shall be approved by the Buyer prior to their issuance.

     10.3  Notices.  All notices, requests, demands, claims, and other
           -------
communications hereunder shall be in writing. Any notice, request, demand, claim, or other communication hereunder shall be deemed duly delivered two (2) business days after it is sent by registered or certified mail, return receipt requested, postage prepaid, one (1) business day after it is sent via a reputable nationwide overnight courier service, in each case to the intended recipient as set forth below:

     If to IAI:                                  Copy to:
     ---------                                   -------

     Internet Auctioneers International, Inc.    Burriss & Monahan
     18780 Tilson Avenue                         Old Mill Office Center
     Cupertino, CA 95129                         201 San Antonio Circle,
     Attn: Mark Atlas                            Suite 160
                                                 Mountain View, CA 94040
                                                 Attn: Alan Foster, Esq.

     If to the Buyer:                            Copy to:
     ---------------                             -------

     SciQuest.com, Inc.                          Hutchison & Mason PLLC
     5151 McCrimmon Parkway                      4011 Westchase Boulevard
     Suite 208                                   Suite 400
     Morrisville, North Carolina 27560           Raleigh, North Carolina 27607
     Attn: James J. Scheuer, Jr.                 Attn: Helga L. Leftwich, Esq.

     If to SciQuest Sub:                         Copy to:
     ------------------                          -------

     SciQuest Merger Subsidiary, Inc.            Hutchison & Mason PLLC
     5151 McCrimmon Parkway                      4011 Westchase Boulevard
     Suite 208                                   Suite 400
     Morrisville, North Carolina 27560           Raleigh, North Carolina 27607
     Attn: James J. Scheuer, Jr.                 Attn: Helga L. Leftwich, Esq.

Any party to this Agreement may give any notice, request, demand, claim, or other communication hereunder using any other means (including personal delivery, expedited courier, messenger service, telecopy, telex, ordinary mail, or electronic mail), but no such notice, request, demand, claim, or other communication shall be deemed to have been duly given unless and until it actually is received by the party for whom it is intended. Any party may change the address to which notices, requests, demands, claims, and other communications hereunder are to be delivered by giving the other parties notice in the manner set forth in this Agreement.

     10.4  Governing Law.  This Agreement shall be governed by the laws of the
           -------------
State of North Carolina applicable to agreements made and to be performed entirely within such state.

     10.5  Counterparts.  This Agreement may be executed in one or more
           ------------
counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

     10.6  Assignment.  This Agreement shall be binding upon and inure to the
           ----------
benefit of the parties hereto and their respective successors and permitted assigns. This Agreement may not be assigned by any of the parties hereto without the prior written consent of all other parties hereto, and any purported assignment without such consent shall be void.

     10.7  Headings.  The Article and Section headings contained in this
           --------
Agreement are solely for the purpose of reference, are not part of this Agreement and shall not in any way affect the meaning or interpretation of this Agreement.

     10.8  Amendments.  Any waiver, amendment, modification or supplement of or
           ----------
to any term or condition of this Agreement shall be effective only if in writing and signed by a majority in interest of the Stockholders and by all parties hereto, and the parties hereto waive the right to amend the provisions of this Section orally. Any amendment effected subsequent to the Stockholders' Consent shall be subject to the restrictions contained in the Delaware General

Corporation Law. No waiver of any default, misrepresentation, or breach of warranty or covenant hereunder, whether intentional or not, shall be deemed to extend to any prior or subsequent default, misrepresentation, or breach of warranty or covenant hereunder or affect in any way any rights arising by virtue of any prior or subsequent such occurrence.

     10.9  Severability.  In the event that any provision in this Agreement
           ------------
shall be determined to be invalid, illegal or unenforceable in any respect, the remaining provisions of this Agreement shall not be in any way impaired, and the illegal, invalid or unenforceable provision shall be fully severed from this Agreement and there shall be automatically added in lieu thereof a provision as similar in terms and intent to such severed provision as may be legal, valid and enforceable.

     10.10 Entire Agreement.  This Agreement, and the Schedules and Exhibits
           ----------------
hereto, constitute the entire Agreement between the parties hereto pertaining to the subject matter hereof, and supersede all prior and contemporaneous agreements and understandings between the parties with respect to such subject matter.

     10.11 Risk of Loss. The risk of loss, damage or condemnation of any of the
           ------------
IAI Business Assets from any cause whatsoever shall be borne by IAI at all times prior to the Effective Time.

     10.12 Best Efforts. Each party agrees to use its best efforts to satisfy
           ------------
the conditions to the Closing set forth in this Agreement and otherwise to consummate the transactions contemplated by this Agreement.

     10.13 Letter of Intent.  This Agreement supersedes and replaces the letter
           ----------------
agreement between the Buyer and IAI dated May 24, 1999, which shall be of no further force and effect.


               [Remainder of this page intentionally left blank]

     IN WITNESS WHEREOF, each of the parties hereto has caused this Agreement to be signed by its duly authorized officer as of the date first above written.


                              BUYER:

                              SCIQUEST.COM, INC.


                              By:  /s/ M. Scott Andrews
                                   -------------------------------------
                                   M. Scott Andrews
                                   President and Chief Executive Officer


                              SCIQUEST SUB:

                              SCIQUEST MERGER SUBSIDIARY, INC.


                              By:  /s/ M. Scott Andrews
                                   -------------------------------------
                                   M. Scott Andrews
                                   President and Chief Executive Officer


                              IAI:

                              INTERNET AUCTIONEERS
                              INTERNATIONAL, INC.


                              By:  /s/ Mark Atlas
                                   -------------------------------------
                                   Mark Atlas
                                   President


                              FOUNDING STOCKHOLDER:


                              /s/ Mark Atlas
                              -----------------------------------------
                              Mark Atlas

              List of Exhibits and Schedules for Merger Agreement
              ----------------------------------------------------
                        Dated July 27, 1999 By and Among
                        --------------------------------
             SciQuest.com, Inc., SciQuest Merger Subsidiary, Inc.,
             -----------------------------------------------------
            Internet Auctioneers International, Inc., and Mark Atlas
            --------------------------------------------------------


Exhibits:
--------

Exhibit A  Escrow Agreement
Exhibit B  Legal Opinion of Burriss & Monahan
Exhibit C  Non-Disclosure and Invention Agreements
Exhibit D  Stockholder Investment Representation Letter
Exhibit E  Confidentiality Agreements
Exhibit F  Registration Rights Agreement
Exhibit G  Cybernet Agreement
Exhibit H  Kane Agreement
Exhibit I  Legal Opinion of Hutchison & Mason PLLC


Schedules:
---------

Schedule 1.3  Allocation of Merger Consideration
Disclosure Schedules for Internet Auctioneers International, Inc.
Disclosure Schedules for SciQuest.com, Inc.
Schedule 4.6  Schedule Regarding Payment of Working Capital Loans
Schedule 7.2  Procedures for Indemnification